Exhibit 23.4

                   [SIDLEY AUSTIN BROWN & WOOD LLP LETTERHEAD]




                                 March 18, 2005


Hartford Life Insurance Company
200 Hopmeadow Street
Simsbury, Connecticut 06089

            Re:   $5,000,000,000 Secured Notes Registration Statement
                  on Form S-3 -- Consent to Registration Statement Reference
                  ----------------------------------------------------------

            This letter will serve as our consent to the reference in the registration statement on Form S-3 to be filed by Hartford Life Insurance Company with the Securities and Exchange Commission, to the legal advice of Sidley Austin Brown & Wood LLP, as counsel to Bear, Stearns & Co. Inc., on the subject of whether the notes may be deemed to be contracts of insurance as described in "Risk Factors - Risk Factors Relating to the Notes - The notes could be deemed to be contracts of insurance or participations in the related funding agreement which could subject holders of the notes to certain regulatory requirements and reduce the marketability and market value of the notes" in the prospectus included in the registration statement.





                                          Very truly yours,



                                          /s/ Sidley Austin Brown & Wood LLP